UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA		22033
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

ManTech held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) on May 10, 2012. For each proposal submitted to our stockholders at the Annual Meeting, holders of Class A common stock were entitled to cast one vote for each share of Class A common stock held, and holders of Class B common stock were entitled to cast ten votes for each share of Class B common stock held. For more information regarding the following proposals, see our definitive proxy statement dated April 2, 2012, the relevant portions of which are hereby incorporated by reference.

Proposal 1: The Company’s stockholders elected nine (9) persons to serve as members of the Board of Directors until the 2013 Annual Meeting of Stockholders. The votes regarding this proposal were as follows:

			Broker
Director Name	For	Withheld	Non-Votes

George J. Pedersen	151,604,685	1,128,128	1,145,502
Richard L. Armitage	152,596,447	136,366	1,145,502
Mary K. Bush	152,555,748	177,066	1,145,502
Barry G. Campbell	151,824,639	908,174	1,145,502
Walter R. Fatzinger, Jr.	151,823,295	909,518	1,145,502
David E. Jeremiah	152,471,030	261,783	1,145,502
Richard J. Kerr	151,175,583	1,557,230	1,145,502
Kenneth A. Minihan	151,825,293	907,520	1,145,502
Stephen W. Porter	151,935,921	796,842	1,145,502

Proposal 2: The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The votes regarding this proposal were as follows:

			Broker
For	Against	Abstain	Non-Votes

153,791,574	89,129	21,612	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: May 16, 2012	By:	/s/ Michael R. Putnam
Michael R. Putnam
Senior Vice President – Corporate & Regulatory Affairs